UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2013

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road

Waltham, Massachusetts 02451

(Address of Principal Executive Offices)

(781) 663-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Investment Agreement

Generally

On February 11, 2013, ModusLink Global Solutions, Inc. (the “Company”) and with Steel Partners Holdings L.P. (“Steel Holdings”), an affiliate of Handy & Harman, Ltd. (“HNH”), reached an agreement regarding the sale and issuance of 7,500,000 shares of the Company’s common stock at a price of $4.00 per share and warrants to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $5.00 per share (and the issuance of such shares upon exercise of such warrants) to Steel Holdings pursuant to the terms and subject to the conditions set forth in the Investment Agreement (the “Investment Agreement”), dated February 11, 2013, by and between the Company and Steel Holdings (the “Steel Holdings Investment”).

The Investment Agreement contains customary representations and warranties by the Company relating to, among other things, its corporate organization and subsidiaries, the due authorization of the Investment Agreement and the shares of Common Stock and Warrants to be issued, the capitalization of the Company, the lack of required governmental consents, compliance with laws and other instruments, litigation, its filings with the SEC, including the financial statements included therein, undisclosed liabilities, absence of certain events and changes, litigation, taxes, the broker fees payable by the Company, solvency and internal controls. The Company also represented that the Company’s board of directors (the “Board”) had taken all actions necessary to render inapplicable the provisions of Section 203 of the General Corporation Law of the State of Delaware (“Section 203”), solely by virtue of the Steel Holdings Investment and the acquisitions of securities permitted to be made by HNH and its affiliates under the Settlement Agreement, for so long as HNH and its affiliates and associates continue to collectively own at least fifteen percent of the Company’s outstanding Common Stock. The representations and warranties are included in the Investment Agreement are made solely for purposes of the Investment Agreement and may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosure to stockholders or used for the purpose of allocating risk between the parties to the Investment Agreement rather than establishing matters of fact. Stockholders should not rely on these representations and warranties as statements of factual information.

The Investment Agreement also contains representations and warranties by Steel Holdings relating to, among other things, its corporate organization, the due authorization and execution of the Investment Agreement, the shares of Common Stock owned by Steel Holdings and its affiliates, its investment intent and its status as an accredited investor.

Until the closing of the Steel Holdings Investment or the earlier termination of the Investment Agreement, the Company has agreed, without the consent of Steel Holdings, to conduct its business in the ordinary course in a manner consistent with past practice, not to grant any waiver under the Company’s Tax Benefit Preservation Plan or Shareholder Rights Plan and not to issue or sell any equity interests, other than in accordance with the Company’s Tax Benefit Preservation Plan, Shareholder Rights Plan and equity incentive plans that are currently effective.

The sale of Common Stock and the Warrants pursuant to the Investment Agreement is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Company expects to rely upon Section 4(2) of the Securities Act for an exemption from registration. Upon the closing of the Steel Holdings Investment, the Company has agreed to reimburse Steel Holdings’ reasonably documented out-of-pocket expenses up to a maximum of $200,000.

Competing Proposals

The Investment Agreement restricts the ability of the Board to directly or indirectly solicit, initiate, facilitate or engage in discussions with a third party regarding an a Competing Proposal (as defined below). However, in the event that the Board receives an unsolicited Competing Proposal from a third party that, prior to receipt of stockholder approval, the Board determines in good faith, after consultation with the Company’s legal and financial advisors, constitutes or could reasonably be expected to result in a Superior Proposal (as defined below), and that the failure to take the following actions would be inconsistent with the proper exercise of its fiduciary duties under applicable law, the Board may furnish information to the third-party and engage in discussions or negotiations regarding such Competing Proposal with the third party, subject to specified conditions. If the Board concludes in good faith, after consultation with the Company’s legal and financial advisors, that a Competing Proposal constitutes a Superior Proposal and that the failure to take the following actions would be inconsistent with the proper exercise of its fiduciary duties under applicable law, the Board may, prior to obtaining stockholder approval, withdraw its recommendation of the Steel Holdings Investment or accept the Superior Proposal, subject to specified conditions, including the ability of Steel Holdings to propose revisions to the terms of the Steel Holdings Investment. The Board may also withdraw its approval or recommendation of the Steel Holdings Investment prior to obtaining stockholder approval, subject to certain conditions, if the Board first determines in good faith, after consulting with outside counsel, that the failure to take such action would be inconsistent with the proper exercise of its fiduciary duties under applicable law.

Under the Investment Agreement, a “Superior Proposal” means a written Competing Proposal made by any person on terms that the Board determines in good faith, after consultation with the Company’s financial and legal advisors, and considering all relevant legal, financial, regulatory and other aspects of the proposal and the person making the proposal, are more favorable to the Company and its stockholders than the transactions contemplated by the Investment Agreement (considering any changes thereto agreed in writing by Steel Holdings in response thereto) and which the Board determines in good faith is reasonably likely to be consummated. A “Competing Proposal” is defined as any of the following transactions with a person other than Steel Holdings or any of its affiliates, or any inquiry, proposal or offer relating to, or which could reasonably be expected to lead to, any such transaction, directly or indirectly, whether in one transaction or a series of transactions: (i) any merger, consolidation, tender offer, exchange offer, recapitalization, share exchange or similar business combination involving the Company or any of its subsidiaries, (ii) any sale, lease, transfer or other disposition of a material portion of the assets of the Company or any of its subsidiaries, (iii) any issuance of, or transaction involving the sale or transfer of, the Company’s equity interests to non-employees of the Company representing, or exercisable or exchangeable for or convertible into securities representing, 5% or more of the voting power of the Company, or (iv) any other transaction directly or indirectly having the purpose or effect of any of the foregoing.

Conditions and Termination

Steel Holdings’ obligation to close the Steel Holdings Investment is subject to certain conditions, including the election of both Mr. Lichtenstein and Mr. Kassan to the Board, the approval of the Steel Holdings Investment by the Company’s stockholders, that no Company Material Adverse Effect (as defined in the Investment Agreement) shall have occurred and other customary closing conditions.

The Company’s obligation to close the Steel Holdings Investment is subject to certain conditions, including the approval of the Steel Holdings Investment by the Company’s stockholders and other customary closing conditions.

The Investment Agreement may be terminated, among other reasons, by Steel Holdings if the Board changes its recommendation to the Company’s stockholders regarding the Steel Holdings Investment or recommends a Competing Proposal, or if either Mr. Lichtenstein or Mr. Kassan is not elected to the Board at the 2012 Meeting, and may be terminated by the Company if the Board has received a Superior Proposal and determined to accept it prior to receiving stockholder approval of the Steel Holdings Investment. The Investment Agreement may be terminated by either party if stockholder approval of the Steel Holdings Investment is not obtained. In the event of the termination of the Investment Agreement due to any of the foregoing reasons, the Company will be required to pay to Steel Holdings a termination fee equal to $900,000, plus an additional amount equal to Steel Holdings’ reasonably documented out-of-pocket expenses up to a maximum of $200,000. The Investment Agreement may also be terminated by either party if the closing of the Steel Holdings Investment has not occurred prior to May 6, 2013, subject to extension in the event specified regulatory approvals are required and not obtained.

Registration Rights

Pursuant to the Investment Agreement, the Company agreed to grant Steel Holdings certain registration rights. The Company agreed to file a resale registration statement on Form S-3 as soon as practicable after it is eligible to do so, covering the shares of Common Stock purchased by Steel Holdings and the shares of Common Stock issuable upon exercise of the Warrants. The Company is required to keep the resale registration statement effective for three years following the date it is declared effective. Steel Holdings also has the right, until such time as it owns less than one-third of the Common Stock originally issued to it under the Investment Agreement, to require that the Company file a prospectus supplement or amendment to cover sales of Common Stock through a firm commitment underwritten public offering. The underwriters of any underwritten offering have the right to limit the number of shares to be included in any such offering. In addition, the Company has agreed to certain “piggyback registration rights.” If the Company registers any securities for public sale, Steel Holdings has the right to include its shares in the registration, subject to certain exceptions. The underwriters of any underwritten offering have the right to limit the number of Steel Holdings’ shares to be included in any such offering for marketing reasons. The Company has agreed to pay the expenses of Steel Holdings in connection with any registration of the securities issued in the Steel Holdings Investment and to provide customary indemnification to Steel Holdings in connection with such registration.

Warrants

The per share exercise price of the Warrants is $5.00. The Warrants will be exercisable (including on a cashless basis) beginning on the original date of issuance and will expire on the date that is five years following the closing of the Steel Holdings Investment. The terms of the Warrants provide for customary adjustments to the number of shares issuable upon exercise of the Warrants and the exercise price of the Warrants in the event of a stock split, capital stock dividend, subdivision or other similar event.

The foregoing summary is not a complete description of the terms of the Investment Agreement and is qualified in its entirety by reference to the full text of the Investment Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein. The Company’s press release, dated February 11, 2013, announcing entry into the Settlement Agreement and the Investment Agreement is attached hereto as Exhibit 99.1.

Settlement Agreement

In connection with the Investment Agreement, the Company entered into an agreement (the “Settlement Agreement”) with HNH and certain of HNH’s affiliates party thereto, pursuant to which HNH agreed to withdraw its notice of nomination of two candidates to be elected as directors at the Company’ s 2012 annual meeting of stockholders (the “2012 Annual Meeting”) and its previously filed proxy statement with respect to the 2012 Annual Meeting, and the Company agreed to nominate Warren G. Lichtenstein and Glen M. Kassan for election to the Board at the 2012 Annual Meeting.

The Settlement Agreement also provides that:

•

HNH has agreed to vote its shares of the Company’s common stock in favor of the directors nominated by the Board for election at the 2012 Annual Meeting and each other matter recommended for stockholder approval by the Board and to certain customary restrictions during the Settlement Agreement Period (as defined below).

•

If Mr. Lichtenstein is elected to the Board and the Steel Holdings Investment is approved by the Company’s stockholders, following the consummation of the Steel Holdings Investment, Mr. Lichtenstein will be appointed as Chairman of the Board.

•

The Company has agreed not to increase the size of the Board to more than 7 directors at any time from the date of the Settlement Agreement until ten days preceding the opening of the advance notice period for nominations of directors for the Company’s 2013 annual meeting of stockholders (the “Settlement Agreement Period”).

•

The Company has agreed, subject to consummation of the Steel Holdings Investment, that Edward E. Lucente and Joseph M. O’Donnell will resign from the Board in connection with the closing of the Steel Holdings Investment and Francis J. Jules and Mardy J. Mardy will be appointed to fill the vacancies created thereby.

•

The Company agreed, subject to consummation of the Steel Holdings Investment, to grant a limited waiver under Section 203 of the Delaware General Corporation Law in respect of the shares of Common Stock and Warrants (and shares of Common Stock underlying the Warrants) purchased pursuant to the Investment Agreement, as well as an additional 1,405,374 shares of Common Stock (subject to proportionate adjustment as provided in the Settlement Agreement) that HNH and its affiliates may purchase in the open market. The Company also agreed, subject to consummation of the Steel Holdings Investment, to grant HNH a waiver under its Tax Benefit Preservation Plan and to amend its Shareholder Rights Plan to permit the purchase of such securities.

•

HNH has agreed that for a period of two years following the date of the Settlement Agreement, HNH and its affiliates ownership in the Company may not exceed 30% of the Company’s outstanding Common Stock in the aggregate (subject to proportionate adjustment as provided in the Settlement Agreement), except for any acquisitions of Common Stock in connection with the exercise of the warrants issued in connection with the Steel Holdings Investment.

•

The Company agreed to include a proposal in its proxy statement in respect of the 2012 Annual Meeting to amend the Company’s restated certificate of incorporation providing for the declassification of the Board and the annual election of all directors beginning at the Company’s 2013 annual meeting of stockholders.

•

HNH has agreed that, if elected to the Board, each of Mr. Kassan and Mr. Lichtenstein will be required to resign from the Board in the event that a court of competent jurisdiction determines that HNH or any of its affiliates, including Steel Holdings, has breached its obligations to consummate the Steel Holdings Investment. In addition Mr. Kassan, if elected to the Board, will be required to resign on the date upon which HNH and its affiliates have sold (other than to an affiliate) in excess of 4,900,000 shares of Common Stock in the aggregate (subject to proportionate adjustment as provided in the Settlement Agreement) and Mr. Lichtenstein, if elected to the Board, will be required to resign on the date upon which HNH and its affiliates have sold (other than to an affiliate) in excess of 9,100,000 shares of Common Stock in the aggregate (subject to proportionate adjustment as provided in the Settlement Agreement).

•

The Settlement Agreement may be terminated, among other reasons, by the Company or HNH if the Investment Agreement is terminated because the Board has effected a change of recommendation or if the Company has terminated the Investment Agreement following the receipt of a Superior Proposal (as defined in the Investment Agreement) from a third party prior to receiving stockholder approval of the Steel Holdings Investment. The Settlement Agreement may also be terminated by the Company in the event the Investment Agreement is terminated because of an uncured material breach by Steel Holdings or its affiliates. Further, the Settlement Agreement may be terminated by the Company or HNH if Mr. Lichtenstein and Mr. Kassan are not elected to the Board at the 2012 Meeting and the Steel Holdings Investment is not consummated.

The foregoing summary is not a complete description of the terms of the Settlement Agreement and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Amendment to Rights Agreement

The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K with respect to the amendment to the Company’s Rights Agreement is incorporated into this Item 1.01 by reference.

Consulting Agreement

In June of 2012, following the resignation of the Company’s chief executive officer , the Board requested that Mr. Lucente act as a Board resource to management and provide greater board oversight of management by spending additional time at the Company’s headquarters in Waltham, Massachusetts. In light of this experience and his knowledge of the Company’s current operational plans, the Board has determined, in the event that Mr. Lucente’s resignation as a member of the Board described below under Item 5.02 becomes effective, to retain Mr. Lucente as a consultant to assist the Board and the Company’s management team, including the Company’s new executive leadership, pursuant to a one-year Consulting Agreement. Mr. Lucente would receive a fee of $175,000 for his services under the Consulting Agreement. The foregoing summary is not a complete description of the terms of the Consulting Agreement and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached as Exhibit 10.3 hereto and is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders

Amendment to Rights Agreement

On March 21, 2012, the Board adopted the Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Agreement”). On February 11, 2013, the Board approved, and the Company and the Rights Agent entered into, an Amendment No. 1 to the Agreement (the “Amendment”). The purpose of the Amendment is to clarify that (a) neither a Distribution Date (under and as defined in the Agreement) nor a Trigger Event (under and as defined in the Agreement) shall be deemed to have occurred, (b) neither Steel

Holdings nor any of its affiliates shall be deemed an Acquiring Person (under and as defined in the Agreement) and (c) no Person shall be entitled to exercise any Rights (under and as defined in the Agreement), in each case, by reason of the entry into or the consummation of the transactions contemplated by (i) the Investment Agreement (ii) the Settlement Agreement.

The foregoing summary is not a complete description of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 4.1 hereto and is incorporated by reference herein. A copy of the Agreement and a summary of its material terms were filed with the Securities and Exchange Commission on Form 8-K on March 22, 2012 (incorporated herein by reference to Exhibit 4.2).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Settlement Agreement, on February 11, 2013, Edward E. Lucente and Joseph M. O’Donnell agreed to resign as members of the Board effective upon the consummation of the Steel Holdings Investment. Pursuant to Section 2(a)(iii) of the Settlement Agreement, subject to and effective immediately following the consummation of the Steel Holdings Investment, Mr. Lucente and Mr. O’Donnell will resign as members of the Board and the Board will appoint Francis J. Jules and Michael J. Mardy to fill the vacancies created by such resignations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Amendment No. 1, dated as of February 11, 2013 to Rights Agreement, dated as of March 21, 2012, between ModusLink Global Solutions, Inc. and American Stock Transfer & Trust Company, LLC

4.2	Rights Agreement, dated as of March 21, 2012, between ModusLink Global Solutions, Inc. and American Stock Transfer & Trust Company, LLC, which includes the Form of Certificate of Designations of Series B Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C. (incorporated herein by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 22, 2012).

10.1	Investment Agreement, dated February 11, 2013, between ModusLink Global Solutions, Inc. and Steel Partners Holdings, L.P.

10.2	Settlement Agreement, dated February 11, 2013, among ModusLink Global Solutions, Inc., Handy & Harman, Ltd. and certain of its affiliates party thereto

10.3	Consulting Agreement, dated February 11, 2013, between Edward E. Lucente and ModusLink Global Solutions, Inc.

99.1	Press Release dated February 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODUSLINK GLOBAL SOLUTIONS, INC.

Date: February 13, 2013	By:	/s/ Peter L. Gray
Name: Peter L. Gray
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1, dated as of February 11, 2013 to Rights Agreement, dated as of March 21, 2012, between ModusLink Global Solutions, Inc. and American Stock Transfer & Trust Company, LLC

4.2	Rights Agreement, dated as of March 21, 2012, between ModusLink Global Solutions, Inc. and American Stock Transfer & Trust Company, LLC, which includes the Form of Certificate of Designations of Series B Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C. (incorporated herein by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 22, 2012).

10.1	Investment Agreement, dated February 11, 2013, between ModusLink Global Solutions, Inc. and Steel Partners Holdings, L.P.

10.2	Settlement Agreement, dated February 11, 2013, among ModusLink Global Solutions, Inc., Handy & Harman, Ltd. and certain of its affiliates party thereto

10.3	Consulting Agreement, dated February 11, 2013, between Edward E. Lucente and ModusLink Global Solutions, Inc.

99.1	Press Release dated February 11, 2013